Exhibit 99(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Senior Securities” and “Experts” and to the use of our reports dated (i) March 13, 2020, with respect to the consolidated financial statements and schedules of Guggenheim Credit Income Fund as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and (ii) March 13, 2020, with respect to the senior securities table of Guggenheim Credit Income Fund for each of the two years in the period ended December 31, 2019, included in Pre-Effective Amendment No.1 to the Registration Statement (Form N-2 No. 333-237828) and related Prospectus of Guggenheim Credit Income Fund 2021 for the registration of common shares.

/s/ Ernst & Young LLP

New York, NY
August 20, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Guggenheim Credit Income Fund 2021 of our report dated March 12, 2018, relating to the consolidated financial statements of Guggenheim Credit Income Fund, which appears in this Registration Statement. We also consent to the use of our report dated March 12, 2018 relating to the senior securities table of Guggenheim Credit Income Fund, which appears in such Registration Statement.

We also consent to the references to us under the headings “Experts” and "Senior Securities" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
August 20, 2020